EXHIBIT 99.1

Grant Park Futures Fund Weekly Commentary

Commentary for the Week Ended September 5, 2008

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
9/5/2008

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	2.74%	2.74%	11.77%
Class B Units	2.73%	2.73%	11.12%

S&P 500 Total Return Index**	-3.10%	-3.10%	-14.14%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***

*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Equity Indices
•	Grant Park is predominantly short the domestic and international equity indices markets.
o	Leading the way for Grant Park’s positive performance last week were positions in the international equity indices.
o
Most profitable were short positions in the Asian markets, namely Japan’s Nikkei 225 Index and Hong Kong’s Hang Seng Index.  The recent plight of several major Asian firms, especially Mizuho Financial, HSBC, and Toyota Motor Corp., put extensive pressure on the Asian equity indices resulting in profits for Grant Park.

o
Positions in the European equity markets also performed particularly well, as fears of European recession were further strengthened as a slide in industrial production in Germany (the Eurozone’s largest economy) was reported for August.  European indices such as the Dax, CAC 40, and Dow Jones Euro Stoxx 50 all experienced declines as the poor outlook for the European economy weighed heavily on share prices.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Grant Park Futures Fund Weekly Commentary

Fixed Income
▪	Grant Park is predominantly long domestic and global fixed income products.
o
The U.S. Bureau of Labor Statistics sent a ripple through the financial markets last Friday as it announced a reduction in U.S. nonfarm payrolls for the ninth-consecutive month.  With an already negative outlook on the state of the U.S. economy, the announcement of worsening unemployment caused many investors to flee from equity positions and enter the more risk-averse fixed income markets.  Heightened fixed income demand caused rallies in a variety of domestic products including the 5- and 10-year notes, and 30-year bonds which accounted for a majority of Grant Park’s profits in the sector.

o
Positions in the European fixed income markets also added to Grant Park’s gains this past week.  Last Friday’s monetary policy speech given by ECB President Jean-Claude Trichet helped fuel the rally in the fixed income markets as it made reference to concerns regarding European growth and ongoing inflation.  The effects of Europe’s dreary economic outlook were most visible last week in rallies in the German Bund markets which added to profits.

Softs/Agriculturals
▪	Grant Park is predominantly long the grains markets and short the livestock markets. Positions in the softs markets are mixed.
o
Finally, although ultimately profitable for the week, Grant Park did experience some setbacks in the softs/agriculturals markets.  The bulk of losses came from long positions in the grain markets.  Steadily declining prices in the corn, wheat, and soybean markets all moved contrary to positions as weather in the Midwest continues to be ideal for crop growth.  Moderate temperatures and last week’s rains, thought to have been caused by the after effects of Hurricane Gustav, have helped improve the outlook for this year’s harvest.

o
Long positions in the London and New York Cocoa markets also endured setbacks this past week.  Feeling pressure from declining prices in the energy markets, New York Cocoa fell 8.6% by week’s end.  Last week’s rally in the greenback also played a role in cocoa’s dip.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.